UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008 (February 10, 2008)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.  FINANCIAL INFORMATION.

Item 2.02     Results of Operations and Financial Condition.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release, dated February 11, 2008, announcing the financial results of Forward Air Corporation for the quarter and year ended December 31, 2007.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 10, 2008, the Board of Directors of the Company promoted Michael P. McLean to the position of Chief Accounting Officer.  Mr. McLean, who is 34 years old, is a Certified Public Accountant.  He joined the Company as Vice President, Accounting in February 2006, and has served as Vice President and Controller since June 2, 2006. From February 2003 until January 2006, Mr. McLean was director of financial reporting at CTI Molecular Imaging, Inc., a publicly-traded medical technology company.  From July 2001 until January 2003, Mr. McLean was an audit manager with the accounting firm of Coulter and Justus, PC in Knoxville, Tennessee.

There are no family relationships between Mr. McLean and any directors or other executive officers of the Company.  In addition, there are no arrangements or understandings between Mr. McLean and any other persons pursuant to which either was appointed to the positions effective February 10, 2008.

In addition, the Compensation Committee of the Board of Directors awarded 22,500 shares to Mr. McLean, under the Company's 1999 Stock Option and Incentive  Plan.  The shares have a seven year life and will vest ratably over three years with a third of the options vesting February 10, 2009, the next third vesting February 10, 2010 and the final third vesting February 10, 2011.

The disclosures set forth in item 1.01 of this Form 8-K relative to Mr. McLean are incorporated herein by reference.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01     Financial Statements and Exhibits.

 (d)    Exhibits. The following exhibit is being furnished as part of this Report.

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date:	February 11, 2008	By:	/s/ Rodney L. Bell
Rodney L. Bell
Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated February 11, 2008.